                                                                       EXHIBIT 3

                        [Henry Partners, L.P. letterhead]

                                October 20, 2005

BY FACSIMILE AND FEDERAL EXPRESS

Wegener Corporation
Attention: Corporate Secretary
11350 Technology Circle
Duluth, Georgia 30097

   Re: Notice of Intention to Nominate Individuals for Election as Directors at the 2006 Annual Meeting of Stockholders of Wegener Corporation

Ladies and Gentlemen:

     This letter shall serve to satisfy the advance notice requirements of
Section 3.2 of Article III of the By-Laws (the "By-Laws") of Wegener Corporation ("Wegener") as to the nomination by Henry Partners, L.P., a Delaware limited partnership ("Henry"), of two nominees for election to the Board of Directors of Wegener (the "Wegener Board") as Class II directors at the 2006 annual meeting of stockholders of Wegener scheduled to be held during the month of January 2006, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").

     This letter and all Exhibits attached hereto are collectively referred to as the "Notice." Henry is the beneficial owner of 678,000 shares of common stock, $.01 par value per share (the "Common Stock"), of Wegener (not including shares of Common Stock beneficially owned by the other parties to the Joint Filing Agreement, as defined herein), 1,000 shares of which are held of record. Through this Notice, Henry hereby nominates and notifies you of its intent to nominate David W. Wright and Jeffrey J. Haas as nominees (the "Nominees") to be elected to the Wegener Board as Class II directors at the Annual Meeting. Henry believes that the Wegener Board is currently composed of seven members, two of which are Class II directors whose current terms expire at the Annual Meeting. To the extent there are in excess of two vacancies on the Wegener Board to be filled by election at the Annual Meeting or Wegener increases the size of the Wegener Board above its existing size, Henry reserves the right to nominate additional nominees to be elected to the Wegener Board at the Annual

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Wegener Corporation
October 20, 2005
Page 2


Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Henry that any attempt to increase the size of the current Wegener Board constitutes an unlawful manipulation of Wegener's corporate machinery. If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees at the Annual Meeting, or if any individual Nominee shall be unable to serve for any reason, this Notice shall continue to be effective with respect to the remaining Nominee(s) and as to any replacement Nominee(s) selected by Henry. The information concerning the Nominees required by Section
3.2 of the By-Laws is set forth below:

     1 . The name and address of Henry, as we believe they appear on Wegener's books, is Henry Partners, L.P., 255 South 17th Street, Suite 2501, Philadelphia, PA 19103.

     2. As of the date hereof, Henry is the beneficial owner of 678,000 shares of Common Stock of Wegener, 1,000 shares of which are held of record, and Henry, by its duly authorized representative, intends to appear in person or by proxy at the Annual Meeting to nominate the Nominees specified in this Notice.

     3. The information concerning the Nominees required by Regulation 14A of the Securities and Exchange Act of 1934, as amended, is as follows:

     DAVID W. WRIGHT (Age 47) has served since 1997 as the President of the general partner of Henry and Matthew Partners, L.P. ("Matthew"), two private investment partnerships that invest in securities of publicly traded, micro cap companies. The business address of Mr. Wright is c/o Henry Investment Trust, L.P., 255 South 17th Street, Suite 2501, Philadelphia, PA 19103. Mr. Wright is the President and Managing Member of Canine Partners, L.L.C., the general partner of Henry Investment Trust, L.P. ("HIT"), which in turn is the general partner of each of Henry and Matthew. By virtue of his positions with Henry and Matthew, Mr. Wright has sole voting and dispositive power with respect to the shares of Common Stock owned by such entities. As of the date hereof, Henry beneficially owned 678,000 Shares, constituting approximately 5.4% of the Shares outstanding, and Matthew beneficially owned 241,000 Shares, constituting approximately 1.9% of the Shares outstanding. Mr. Wright, as President of Canine, as the sole general partner of HIT, as the sole general partner of each of Henry and Matthew, has the authority to vote and dispose of such Shares. For information regarding purchases and sales of securities beneficially owned by Henry and Matthew during the past two years, see Exhibit A.

     JEFFREY J. HAAS (Age 44) has served since May 2000 as a Professor of Law at The New York Law School and previously taught at that school as an Associate Professor of Law from July 1996 to April 2000. His legal courses taught include corporation law (including corporate governance), securities regulation, mergers and acquisitions, mutual fund

Wegener Corporation
October 20, 2005
Page 3


regulation, corporate finance and contract law. Prior to joining The New York School of Law, Professor Haas was in private legal practice with two national law firms. Professor Haas is a member of the board of trustees of Arrivato Funds Trust, an open-end, management investment company. Professor Haas is not a beneficial or record holder of shares of Wegener, except with respect to his membership in a group with Henry, Matthew, HIT and Mr. Wright, and he disclaims beneficial ownership of shares of Wegener held by the other members of the group.

     Except as set forth in this Notice, including the Exhibits hereto, as of the date hereof (i) no Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) in the past ten years;
(ii) no Nominee owns any securities of Wegener, or any parent or subsidiary of Wegener, directly or indirectly, beneficially or of record, or has purchased or sold any securities of Wegener within the past two years, and none of his associates beneficially owns, directly or indirectly, any securities of Wegener;
(iii) no Nominee owns any securities of Wegener, or any parent or subsidiary of Wegener, of record but not beneficially; (iv) no Nominee is, or was within the past year, a party to any contract arrangement or understanding with any person with respect to any securities of Wegener, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (v) no Nominee or his associates or any member of his immediate family has any (a) employment with Wegener or its affiliates or (b) has any material interest, direct or indirect in any transaction, or series of similar transactions, to which Wegener or any of its subsidiaries was, is or will be a party to and in which the amount involved exceeds $60,000.00; (vi) no Nominee or any of his associates has any arrangement or understanding with any person pursuant to which he was or is to be selected as a director, nominee or officer of Wegener; (vii) no Nominee has any substantial interest in the matters to be acted on at the Annual Meeting, except his interest in being nominated and elected as a director and the interest of Henry with respect to a stockholder proposal previously submitted to Wegener; and (viii) no Nominee has been a party to a legal proceeding described in Item 401(f) of Regulation S-K in the past five years.

     4. On September 29, 2005, Henry, Matthew and HIT entered into a Joint Filing Agreement whereby they agreed to file a joint Schedule 13D (and amendments thereto) with respect to the Common Stock of Wegener (the "Joint Filing Agreement"). On September 29, 2005, the parties to the Joint Filing Agreement filed with the Securities and Exchange Commission a joint Schedule 13D disclosing that they have formed a group for the purpose of seeking representation on the Wegener Board.

     On October 20, 2005, the parties to the Joint Filing Agreement, together with David W. Wright and Jeffrey J. Haas (collectively, the "Group") entered into a Joint Filing and Solicitation Agreement in which, among other things, (i) the parties agreed to the joint filing

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Wegener Corporation
October 20, 2005
Page 4


on behalf of each of them of statements on Schedule 13D with respect to the Common Stock of Wegener, (ii) the parties agreed to solicit proxies or written consents for the election of the Nominees, or any other person(s) nominated by Henry, to the Wegener Board at the Annual Meeting (the "Solicitation"), and
(iii) Henry and Matthew agreed to bear all expenses incurred in connection with the Group's activities, including approved expenses incurred by any of the parties in connection with the Solicitation, in amounts to be mutually agreed upon by Henry and Matthew. The Joint Filing and Solicitation Agreement is attached hereto as Exhibit B and incorporated herein by reference and all references contained herein are qualified in their entirety by reference to such Joint Filing and Solicitation Agreement.

     5. Each of the Nominees has consented to be named as a nominee in this Notice, to be named as a nominee in any proxy statement filed by Henry in connection with the Solicitation and to serve as a director of Wegener if so elected. Such consents are attached hereto as Exhibit C.

     Henry hereby represents that it intends to deliver a proxy statement and form of proxies to a sufficient number of holders of Wegener's voting shares to elect the Nominees.

     Please address any correspondence to Henry Partners, L.P., Attention: David
W. Wright, 255 South 17th Street, Suite 2501, Philadelphia, PA 19103; telephone
(215) 985-4484, facsimile (215) 985-4485. The giving of this Notice is not an admission that the procedures for notice contained in the By-Laws are legal, valid or binding, and Henry reserves the right to challenge their validity. In addition, Henry reserves the right to challenge any effort by Wegener or the Wegener Board to conduct the Annual Meeting on any date other than during the month of January 2006.

                                        Very truly yours,

                                        HENRY PARTNERS, L.P., by its General
                                        Partner, HENRY INVESTMENT TRUST, L.P.,
                                        by its General Partner, CANINE PARTNERS,
                                        LLC


                                        By: /w/ David W. Wright
                                            ------------------------------------
                                            David W. Wright, President

                                    EXHIBIT A

                TRANSACTIONS IN THE SHARES OF WEGENER CORPORATION
                     COMMON STOCK DURING THE PAST TWO YEARS

                              Henry Partners, L.P.

     Name of           Date of         No. of Shares    Purchase (Sale) Price
Purchaser/Seller   Purchase (Sale)   Purchased (Sold)         Per Share
----------------   ---------------   ----------------   ---------------------
      Henry           11/26/2003          25,000                $2.25
      Henry           12/17/2003           5,000                 2.03
      Henry           12/18/2003           5,000                 1.99
      Henry            8/20/2004           2,500                 1.27
      Henry            9/27/2004           4,800                 1.20
      Henry          (11/16/2004)        (35,000)               (1.67)
      Henry           12/28/2004           8,400                 2.36
      Henry           12/29/2004           2,800                 2.42
      Henry           12/30/2004          21,500                 2.55
      Henry            6/29/2005          20,000                 1.53
      Henry            7/01/2005          36,000                 1.21
      Henry            8/01/2005          12,500                 1.22
      Henry            8/16/2005         184,000                 1.23
      Henry            8/24/2005          15,000                 1.31
      Henry            8/25/2005          15,000                 1.33
      Henry            9/20/2005          16,000                 1.36
      Henry            9/21/2005          21,600                 1.39
      Henry           10/12/2005          10,900                 1.51
      Henry           10/14/2005           7,000                 1.58

                             Matthew Partners, L.P.

     Name of           Date of         No. of Shares    Purchase (Sale) Price
Purchaser/Seller   Purchase (Sale)   Purchased (Sold)         Per Share
----------------   ---------------   ----------------   ---------------------
     Matthew          11/26/2003          15,000                $2.25
     Matthew          (7/09/2004)        (20,700)               (1.81)
     Matthew           7/13/2004          14,500                 1.46
     Matthew           7/14/2004           6,200                 1.46
     Matthew           8/06/2004           3,500                 1.36
     Matthew           8/09/2004           1,100                 1.33
     Matthew         (11/16/2004)        (15,000)                1.67
     Matthew          12/28/2004           3,600                 2.36
     Matthew          12/29/2004           1,200                 2.42
     Matthew          12/30/2004           8,600                 2.55
     Matthew           6/29/2005          10,000                 1.53
     Matthew           7/01/2005          12,000                 1.21
     Matthew           8/03/2005          10,100                 1.22
     Matthew           8/10/2005           7,000                 1.23
     Matthew           8/16/2005          66,000                 1.23
     Matthew           8/24/2005           5,000                 1.31
     Matthew           8/25/2005           5,000                 1.33
     Matthew           9/20/2005           5,500                 1.36
     Matthew           9/21/2005           3,400                 1.39
     Matthew          10/20/2005           7,000                 1.48

                                    EXHIBIT B

                     JOINT FILING AND SOLICITATION AGREEMENT

     This Joint Filing and Solicitation Agreement dated as of October 20, 2005 is by and among Henry Partners, L.P. ("Henry"), a Delaware limited partnership, Matthew Partners, L.P. ("Matthew"), a Delaware limited partnership, Henry Investment Trust, L.P. ("HIT"), a Pennsylvania limited partnership, David W. Wright and Jeffrey J. Haas.

                                    RECITALS:

     WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Wegener Corporation ("Wegener"), a Delaware corporation;

     WHEREAS, on September 29, 2005, Henry, Matthew and HIT entered into a Joint Filing Agreement whereby they agreed to file a joint Schedule 13D (and amendments thereto) with respect to the common stock of Wegener (the "Joint Filing Agreement");

     WHEREAS, on September 29, 2005, the parties to the Joint Filing Agreement filed with the Securities and Exchange Commission a joint Schedule 13D disclosing that they have formed a group for the purpose of, among other things, seeking representation on the Board of Directors of Wegener;

     WHEREAS, Henry intends to nominate David W. Wright and Jeffrey J. Haas as nominees to be elected as Class II directors of Wegener at the 2006 annual meeting of stockholders of Wegener scheduled to be held in January 2006, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the undersigned (collectively, the "Group") agrees to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the common stock of Wegener (the "Shares"). Each member of the Group shall be responsible for the accuracy and completeness of each member's own disclosure therein.

     2. So long as this agreement is in effect, each of the undersigned shall provide written notice to David W. Wright of (i) any of their purchases or sales of Shares or (ii) any Shares over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

     3. Each of the undersigned agrees to solicit proxies or written consents for the election of David Wright and Jeffrey J. Haas, or any other person(s) nominated by Henry, to the Board of Directors of Wegener as Class II directors at the Annual Meeting.

     4. Each of Henry and Matthew hereby agrees to bear all expenses incurred in connection with the Group's activities, including expenses incurred by any of the parties in a solicitation of proxies or written consents by the members of the Group in connection with the Annual Meeting, in amounts to be mutually agreed upon by Henry and Matthew. Notwithstanding the foregoing, Henry and Matthew shall not be required to reimburse any party for (i) out-of-pocket expenses incurred by a party in the aggregate in excess of $250 without the prior written approval of Henry or Matthew; (ii) the value of the time of any party; (iii) legal fees incurred without the prior written approval of Henry or Matthew or (iv) subject to the proviso in the preceding sentence, the costs of any counsel, other than Duane Morris LLP, engaged in connection with any pending or threatened litigation without the prior written consent of Henry or Matthew.

     5. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party's right to purchase or sell Shares of Wegener, as it deems appropriate, in its sole discretion, provided that all such sales are made in compliance with all applicable securities laws and subject to the notification provisions of Section 2 of this Agreement.

     6. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

     7. In the event of any dispute arising out of the provisions of this Agreement, the parties hereto consent and submit to the exclusive jurisdiction of the federal and state courts in the Commonwealth of Pennsylvania.

     8. Any party hereto may terminate such party's obligations under this Agreement at any time on 24 hours' written notice to all other parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                   HENRY PARTNERS, L.P., by its General Partner, HENRY INVESTMENT TRUST, L.P., by its General Partner, CANINE PARTNERS, LLC


                                   By: /s/ David W. Wright
                                       -----------------------------------------
                                       David W. Wright,
                                       President


                                   MATTHEW PARTNERS, L.P., by its General
                                   Partner, HENRY INVESTMENT TRUST, L.P., by its General Partner, CANINE PARTNERS, LLC


                                   By: /s/ David W. Wright
                                       -----------------------------------------
                                       David W. Wright,
                                       President


                                   HENRY INVESTMENT TRUST, L.P., by its General
                                   Partner, CANINE PARTNERS, LLC


                                   By: /s/ David W. Wright
                                       -----------------------------------------
                                       David W. Wright,
                                       President


                                   /s/ David W. Wright
                                   ---------------------------------------------
                                   David W. Wright


                                   /s/ Jeffrey J. Haas
                                   ---------------------------------------------
                                   Jeffrey J. Haas

                                   EXHIBIT C-1

                           CONSENT OF DAVID W. WRIGHT

                                 David W. Wright
                        255 South 17th Street, Suite 2501
                             Philadelphia, PA 19103

                                October 20, 2005

Wegener Corporation
Attention: Corporate Secretary
11350 Technology Circle
Duluth, GA 30097

Ladies and Gentlemen:

     You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Henry Partners, L.P. ("Henry") of its intention to nominate the undersigned as a Class II director of Wegener Corporation ("Wegener") at the 2006 annual meeting of stockholders scheduled to be held in January 2006, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Meeting"), (ii) being named as a nominee in any proxy statement filed by Henry in connection with the solicitation of proxies or written consents for election of the undersigned at the Meeting and (iii) serving as a director of Wegener if elected at the Meeting.

                                   Very truly yours,


                                   /s/ David W. Wright
                                   ---------------------------------------------
                                   David W. Wright

                                   EXHIBIT C-2

                           CONSENT OF JEFFREY J. HAAS

                                 Jeffrey J. Haas
                               New York Law School
                                 57 Worth Street
                            New York, New York 10013

                                October 20, 2005

Wegener Corporation
Attention: Corporate Secretary
11350 Technology Circle
Duluth, GA 30097

Ladies and Gentlemen:

     You are hereby notified that the undersigned consents to (i) being named as a nominee in the notice provided by Henry Partners, L.P. ("Henry") of its intention to nominate the undersigned as a Class II director of Wegener Corporation ("Wegener") at the 2006 annual meeting of stockholders scheduled to be held in January 2006, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Meeting"), (ii) being named as a nominee in any proxy statement filed by Henry in connection with the solicitation of proxies or written consents for election of the undersigned at the Meeting and (iii) serving as a director of Wegener if elected at the Meeting.

                                   Very truly yours,


                                   /s/ Jeffrey J. Haas
                                   ---------------------------------------------
                                   Jeffrey J. Haas

                            SUPPLEMENTAL INFORMATION

     Henry intends to make a preliminary filing with the SEC of proxy materials to be used to solicit votes for the election of its nominees at the Annual Meeting.

     HENRY STRONGLY ADVISES ALL STOCKHOLDERS OF WEGENER TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. AT THE TIME THE PARTICIPANTS FILE THE MATERIALS WITH THE SEC, STOCKHOLDERS WILL BE ABLE TO OBTAIN THE PROXY STATEMENT AND ANY OTHER SOLICITING MATERIAL FOR FREE AT THE SEC'S WEB SITE AT WWW.SEC.GOV. STOCKHOLDERS MAY ALSO OBTAIN FOR FREE A COPY OF THE PROXY STATEMENT AND THE OTHER MATERIALS BY CONTACTING MACKENZIE PARTNERS, INC. AT 1-800-322-2885 OR 1-212-929-5500 (CALL COLLECT).

     The participants in any solicitation that may be represented by the above letter and in the anticipated proxy solicitation are Henry, Matthew, HIT, David
W. Wright and Jeffrey J. Haas.

     Additional information regarding Henry, Matthew, HIT, David W. Wright and Jeffrey J. Haas is included in their Schedule 13D, as amended, to be jointly filed with the SEC.